UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2003

SI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-12370	95-3381440
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

14192 Franklin Avenue, Tustin, CA	92780
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (714) 505-6483

ITEM 5. Other Events and Required FD Disclosure

The Registrant’s annual report on Form 10-K for the fiscal year ended July 31, 2003 was due to be filed on November 13, 2003 (which due date included a 15-day extension pursuant to Rule 12b-25 of the Securities Exchange Act of 1934). The Registrant was unable to file its annual report on Form 10-K on November 13, 2003.

The Registrant’s consolidated financial statements for fiscal year 2002 were audited by Grant Thornton LLP (“Grant Thornton”). The Registrant’s consolidated financial statements for fiscal year 2003 are being audited by McGladrey & Pullen, LLP (“McGladrey & Pullen”). McGladrey & Pullen and Grant Thornton have been unable to come to an agreement among themselves about the presentation of certain information in the Registrant’s financial statements related to the tax provision and corresponding deferred taxes. Therefore, McGladrey & Pullen was unable to issue their Report of Independent Certified Public Accountants (the “Report”) required by Rule 2-02 of Regulation S-K.

Once the Registrant receives the Report from McGladrey & Pullen, the Registrant will immediately file its annual report on Form 10-K with the Securities and Exchange Commission. The Registrant has no reason to believe that McGladrey & Pullen will not issue their Report to the Registrant or that the Report will be qualified in any way.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI TECHNOLOGIES, INC.

Date: November 13, 2003	By:	/s/ Rick A. Beets

Rick A. Beets President & CEO